Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 15, 2010, relating to the financial statements of San West, Inc. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada

June 10, 2010